Exhibit 99.1

Contact:	Ken Moyle Insightful Corporation (206) 283-8802 investor@insightful.com

INSIGHTFUL RECEIVES NASDAQ NOTIFICATION

SEATTLE — August 18, 2004 — Insightful Corporation (NASDAQ:IFUL) a leading provider of software solutions for analysis of numeric and text data, today announced that it received a NASDAQ Staff Determination on August 17, 2004 indicating that Insightful failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its common stock is therefore subject to delisting from the NASDAQ Stock Market. The NASDAQ Staff Determination relates to the fact that the company did not file its Periodic Report on Form 10-Q for the quarter ended June 30, 2004 with the United States Securities and Exchange Commission on or before the August 16, 2004 filing deadline.

Insightful previously disclosed on July 14, 2004 that the resignation of its former independent auditor, Ernst & Young LLP, would make it unlikely that the company would be able to engage a new auditing firm in time to complete the required review process necessary to file its quarterly report before the August 16 deadline. The company is in the final stages of talks with prospective auditors and expects to name a replacement firm shortly.

Insightful intends to appeal the Staff Determination to the Nasdaq Qualifications Panel. Insightful stock will continue to be traded on the Nasdaq Stock Market pending the appeal and a final decision by the Qualifications Panel. The hearing date will be determined by Nasdaq.

As a result of the Company's filing delinquency, the fifth character "E" will be appended to its ticker symbol. Accordingly, the Company's ticker symbol will be changed from IFUL to IFULE at the opening of business on August 19, 2004.

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The

Company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, Insightful Miner, S-PLUS® Server and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The Company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements, including statements about our efforts to secure a new independent audit firm and our efforts to appeal the Nasdaq Staff Determination. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including the risks associated with our ability to maintain effective internal financial and managerial systems, controls and procedures. There can be no assurance that the company’s appeal will be successful or that Insightful common stock will remain listed on the Nasdaq SmallCap Market. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.